Exhibit (g)(1)

                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made this 21st day of March, 1975 by and between CNA INCOME SHARES, INC., a Maryland corporation (the "Company"), and CONTINENTAL ASSURANCE COMPANY, a corporation organized under the Illinois Insurance Code (the "Adviser").


                                   WITNESSETH:

     WHEREAS, the Company engages in business as a closed-end management investment company and is registered as such under the Investment Company Act of 1940 ("1940 Act"); and

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, and is engaged in the business of providing investment advice; and

     WHEREAS, the Company desires to retain the Adviser to render such services in the manner and on the terms and conditions hereinafter set forth; and

     WHEREAS, the Adviser desires to perform such services in the manner and on the terms and conditions hereinafter set forth;

     NOW, THERFORE, the Company and the Adviser agree as follows:

     1. The Company hereby employs the Adviser to provide investment advisory and statistical services and research facilities and services, to supervise the composition of the Company's portfolio continuously, and to determine the nature and timing of changes therein and the manner of effectuating such changes, subject to supervision by the Company's Board of Directors and for the period and on the terms set forth of this Agreement. The Adviser hereby accepts such employment and agrees to render the services and to assume the obligations herein set forth, for the compensation herein provided. The Adviser shall for all purposes herein be deemed an independent contractor.

     2. The Adviser shall furnish to the Company, at the Adviser's expense:

          (a) research and statistical and other factual information and reports with respect to securities held by the Company or which the Company might purchase. It will also furnish to the Company such information as may be appropriate concerning developments which may affect issuers of securities held by the Company or which the Company might purchase or the businesses in which such issuers may be engaged. Such statistical and other factual information and reports shall include information and reports on industries, businesses, corporations and all types of securities, whether or not the Company has at any time any holdings in such industries, businesses, corporations or securities,

          (b) from time to time, advice, information and recommendations with respect to the acquisition, holding, or disposition by the Company of securities in which the Company is permitted to invest in accordance with its investment objectives, policies and limitations,

          (c) necessary assistance in:

               (i) The preparation of all reports now or hereafter required by federal or other laws.

               (ii) The preparation of prospectuses, registration statements and amendments thereto that may be required by federal or other laws or by the rules or regulations of any duly authorized commission or administrative body. However, the Adviser shall not be obligated to pay the costs of preparation, printing, or mailing of prospectuses used in connection with sales of the Company's shares or otherwise, unless otherwise provided herein.

          (d) office space at such place as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service for managing the affairs and investments of the Company.

     3. Except as otherwise expressly provided herein, the Company assumes and shall pay or cause to be paid all costs and expenses of the Company, including, without limitation:

          (a) officers', directors' and employees compensation and expenses, except that the Adviser shall pay all fees, salaries or other remuneration of directors and officers of the Company who also serve as directors and officers or employees of or special consultants to the Adviser, CNA Financial Corporation, or any subsidiary or affiliate of CNA Financial Corporation or the Adviser.

          (b) all costs and expenses incident to any public offering of stock of the Company, for cash or otherwise, including those relating to the registration of shares under the Securities Act of 1933, as amended, the qualification of shares of the Company under state securities laws, the printing or other reproduction and distribution of any registration statement (and all amendments thereto) under the Securities Act of 1933, the preliminary and final prospectuses included therein, and any other necessary documents including underwriting documents incident to any public offering, the advertising of shares of the Company and review by the National Association of Securities Dealers, Inc. of any underwriting arrangements;

          (c) the charges and expenses of any registrar or any custodian appointed by the Company for the safekeeping of its cash, portfolio securities and other property;

          (d) the charges and expenses of auditors;

          (e) the charges and expenses of any stock transfer or dividend disbursing agent or agents appointed by the Company;

          (f) brokers' charges and expenses, including without limitation brokers' commissions and fees, dealer mark-ups and other charges and expenses incurred in the acquisition or disposition of portfolio securities;

          (g) all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Company to federal, state or other governmental agencies;

          (h) the cost and expense of engraving or printing of stock certificates representing shares of the Company;

          (i) fees involved in registering and maintaining registrations of the Company and of its shares with the Securities and Exchange Commission under the 1940 Act and with various states and other jurisdictions;

          (j) all expenses of stockholders' and directors' meetings and of preparing, printing and mailing proxy statements and quarterly, semi-annual and annual reports to stockholders;

          (k) all fees and expenses incident to any dividend or distribution program, including without limitation, the Company's Automatic Dividend Investment Plan;

          (l) charges and expenses of legal counsel in connection with matters relating to the Company, including without limitation, legal services rendered in connection with the Company's corporate and financial structure and relations with its stockholders, issuances of Company shares, and registrations and qualifications of securities under federal, state and other laws;

          (m) association dues;

          (n) interest payable on Company borrowings;

          (o) fees and expenses incident to the listing of the Company shares on any stock exchange and continued compliance with listing requirements;

          (p) the expense of keeping the general accounts and records of the Company;

          (q) postage; and

          (r) extraordinary costs and expenses.

     4. In return for its advisory services, the Company will pay the Adviser a monthly fee at an annual rate of 0.5% of the average weekly net assets of the Company. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for such month shall be computed in manner consistent with the calculation of the fees payable on a monthly basis. Subject to the provisions of paragraph 5 hereof, the accrued fees will be payable monthly as promptly as possible after the end of each month during which this Agreement is in effect.

     5. If costs and expenses borne by the Company, including amounts payable to the Adviser pursuant to paragraph 4 hereof (but excluding interest, taxes, brokers' charges and expenses, extraordinary costs and expenses, and, if payable by the Company, the following costs and expenses incident to the public offering of shares of the Company [except for costs and expenses incident to the public offering of Company shares registered under the Securities Act of 1933 which may from time to time be issued by the Company, including, without limitation, under the Automatic Dividend Investment Plan, which costs and expenses shall be included in the expense limitation contemplated by this paragraph 5]: filing and legal fees incident to the registration and qualification of the Company's shares under the Securities Act for 1933 and the securities laws of various states, legal and auditing fees and expenses incurred in the preparation of filing of all documents incident to such registration and qualification, the costs of printing a registration statement, the preliminary and final prospectuses forming a part thereof, or any blue sky surveys or memoranda incident to an offering to be made pursuant to such a registration statement and the preliminary and final prospectuses forming a part thereof, and fees payable to the National Association of Securities Dealers, Inc. incident to its review of such offering), for any fiscal year ending on a date on which this Agreement is in effect exceed one and one-half per cent (1 1/2%) of the first thirty million dollars ($30,000,000) of the average net assets of the Company, plus one per cent (1%) of the average net assets of the Company in excess of $30,000,000, in each case computed by dividing (i) the sum of the net asset values of the Company as of the last business day of each week of such fiscal year or of each week during such fiscal year during which this Agreement was in effect, as the case may be, by (ii) the number of weeks of such fiscal year or the number of weeks (including a partial week) during which this Agreement is in effect during such years, as the case may be, the Adviser will pay to the Company the amount of such excess as soon as is practicable at the end of a fiscal year of the Company; provided, however, that although payment shall be made by the Adviser as soon as is practicable at the end of a fiscal year of the Company, the determination of whether reimbursement for such costs and expenses is due the Company from the Adviser will be made on an accrual basis once monthly, and if it is so determined that such reimbursement is due, the accrued amount of such reimbursement which is due shall serve as an offset to the investment advisory fee payable monthly by the Company to the Adviser pursuant to paragraph 4 hereof, and the amount to be paid by the Adviser to the Company as soon as is practicable at the end of a fiscal year of the Company shall be equal to the difference between the aggregate reimbursement due the Company from the Adviser for that fiscal year and the aggregate offsets made by the Company against the aggregate investment advisory fees payable to the Adviser pursuant to paragraph 4 hereof for that fiscal year by virtue of such aggregate reimbursement.

     6. The services of the Adviser to the Company are not to be deemed exclusive, and the Adviser shall be free to engage in any other business or to render investment advisory or management services of any kind to any other corporation, partnership, trust, individual or association, including any other investment company, so long as its services hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

     7. Neither the Adviser nor any of its officers or directors nor any affiliate of the Adviser nor any of the officers or directors of such affiliate shall take a long or short position in the stock of the Company, except that they may purchase shares of such stock for investment purposes at the same price as that available to the public at the time of purchase or if prior to the initial public offering, at the contemplated public offering price less contemplated underwriting discount.

     8. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith. The Adviser shall not be responsible for any action of the Board of Directors of the Company or any committee thereof in following or declining to follow any advice or recommendation of the Adviser. The Adviser shall be entitled to rely on written instructions of the President or any Vice President of the Company or of a majority of the Board of Directors of the Company.

     9. Neither the Adviser, nor any director, officer, agent or employee of the Adviser shall be liable or responsible to the Company or its stockholders for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser of its duties under this Agreement, except for liability resulting from willful misfeasance, bad faith or gross negligence on the Adviser's part or from reckless disregard by the Adviser of its obligations and duties under this Agreement. The Company will hold the Adviser harmless against judgments rendered against the Adviser, together with settlements paid by the Adviser and expenses of defense incurred by the Adviser which (a) result from specific actions or omissions by the Adviser in respect of the performance of its obligations hereunder, which specific acts or omissions occur as a result of express written instructions of the President or any Vice President of the Company or of a majority of the Board of Directors of the Company, and (b) arise in actions in which there is an express finding that such specific acts or omissions did not constitute willful misfeasance, bad faith, gross negligence, or reckless disregard of its duty.

     10. This Agreement has been approved by the Board of Directors of the Company, including all of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Adviser or the Company on January 31, 1975, and by a majority of the outstanding voting securities of the Company on the date hereof, and shall continue in effect from year to year thereafter (unless sooner terminated as hereinafter provided), provided its continuance is specifically approved at least annually by (1) the Board of Directors of the Company or the vote of a majority of the outstanding voting securities of the Company and (2) the vote of a majority of the Directors of the Company who are not "interested persons" (as defined in the 1940 Act) of the Adviser or the Company cast in person at a meeting called for the purpose of voting upon such approval, provided, however, that (a) the Company may, at any time and without the payment of any penalty, terminate this Agreement upon sixty days' written notice to the Adviser either by majority vote of the Board of Directors of the Company or by the Vote of a majority of the outstanding voting securities of the Company; (b) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the 1940 Act) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; provided, however, (i) that the Company shall be under no obligation to apply for or render assistance to any other person who applies for such exemptive order in the event of such assignment and (ii) that in the event that such exemptive order is obtained, this Agreement may nevertheless be immediately terminated, without penalty, by the Board of Directors of the Company or by a vote of the majority of the outstanding voting securities of the Company; and
(c) the Adviser may terminate this Agreement without payment of penalty on sixty days written notice to the Company.

     11. All notices or communications hereunder shall be in writing and, if sent to the Adviser shall be mailed by first class mail, or delivered, or telegraphed and confirmed in writing to the Adviser at CNA Plaza, Chicago, Illinois 60685, Attention: Corporate Secretary, and if to the Company shall be mailed by first class mail or delivered, or telegraphed and confirmed in writing to the Company at CNA Plaza, Chicago, Illinois 60685, Attention: Secretary.

     12. This Agreement may be amended. Any amendment hereto shall become effective when approved by the Adviser and by a majority of (a) the outstanding voting securities of the Company and (b) the Directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of any such party, whichever occurs later.

     13. For purposes of this Agreement, a "majority of the outstanding voting securities of the Company" shall be determined in accordance with the applicable provisions of the 1940 Act.

     14. This Agreement shall be construed in accordance with the laws of the State of Maryland and the applicable provisions of the 1940 Act. To the extent applicable law of the State of Maryland, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

     IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED AND DELIVERED THIS Agreement on the day and year first above written in Chicago, Illinois.


                                   CNA INCOME SHARES, INC.

                                   By: /S/
                                      -----------------------------------------
                                      President

ATTEST:

    /S/
       --------------------------
       Secretary

                                  CONTINENTAL ASSURANCE COMPANY

                                  By:  /S/
                                     ------------------------------------------
                                     Executive Vice President

ATTEST:

    /S/
       --------------------------
       Secretary